Exhibit 10.1

ROLLOVER CONTRIBUTION AGREEMENT

THIS ROLLOVER CONTRIBUTION AGREEMENT (this “Agreement”) is made as of March 8, 2023, by and between Olympus Water Holdings I, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, Topco GP (as defined below) (“Topco”), and the investor listed on Schedule I attached hereto (“Investor”). Capitalized terms used in this Agreement, but not defined herein, shall have the meanings ascribed to such terms in the Merger Agreement (as defined below). “Topco GP” means Olympus Water Holdings Limited, a Cayman Islands exempted company. Any references herein to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset are to such partnership acting through its general partner.

WHEREAS, concurrently with the execution and delivery of this Agreement, Olympus Water Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Parent”), Diamond Merger Limited, a Cayman Islands exempted company (“Merger Sub”) and Diversey Holdings, Ltd., a Cayman Islands exempted company (the “Company”), have entered into that certain Agreement and Plan of Merger (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things and subject to the terms and conditions set forth therein, for the merger (the “Merger”) of Merger Sub with and into the Company and certain other transactions contemplated by the Merger Agreement resulting in, among other things, the Company becoming a wholly-owned subsidiary of Parent;

WHEREAS, as of the date hereof, Investor is the record and beneficial owner of 236,983,211 Company Shares;

WHEREAS, subject to the terms and conditions set forth in this Agreement, immediately prior to the Effective Time, (i) Investor shall contribute, transfer and assign to Topco all of its right, title and interest in the number of Company Shares set forth on Schedule I attached hereto opposite Investor’s name in the column titled “Company Common Rollover Shares” (such contributed Company Shares, the “Company Common Rollover Shares”, and such contribution, the “Investor Topco Common Contribution”), free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances or security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) (other than Liens under applicable securities laws) in exchange for the issuance by Topco to Investor of the number of common units of Topco (“Topco Common Units”) set forth on Schedule I attached hereto opposite Investor’s name in the column titled “Subscribed Topco Common Units” (“Subscribed Topco Common Units”) at the per Subscribed Topco Common Unit agreed upon value set forth therein; and (ii) Investor shall contribute, transfer and assign to Topco all of its right, title and interest in the number of Company Shares set forth on Schedule II attached hereto opposite Investor’s name in the column titled “Company Preferred Rollover Shares” (such contributed Company Shares, the “Company Preferred Rollover Shares”, and such contribution, the “Investor Topco Preferred Contribution”), free and clear of all Liens (other than Liens under applicable securities laws) in exchange for the issuance by Topco to Investor of the number of non-voting Senior Series A Preferred Units of Topco (“Topco Preferred Units”) set forth on Schedule II attached hereto opposite Investor’s name in the column titled “Subscribed Topco Preferred Units” (“Subscribed Topco Preferred Units”) at the per Topco Preferred Unit purchase price set forth therein;

WHEREAS, concurrently with (i) the Investor Topco Common Contribution, Topco shall accept the Company Common Rollover Shares from Investor and, in exchange therefor and subject to the terms and conditions hereof, issue the Subscribed Topco Common Units to Investor (the “Common Exchange”), and (ii) the Investor Topco Preferred Contribution (together with the Investor Topco Common Contribution, the “Investor Topco Contribution”), Topco shall accept the Company Preferred Rollover Shares (together with the Company Common Rollover Shares, the “Company Rollover Shares”) and, in exchange therefor and subject to the terms and conditions hereof, issue the Subscribed Topco Preferred Units (together with the Subscribed Topco Common Units, the “Subscribed Topco Units”) to Investor (the “Preferred Exchange” and together with the Common Exchange, the “Exchange”); and

WHEREAS, at the closing of the Investor Topco Contribution and Exchange (the “Contribution Closing”), Investor shall execute and deliver to Topco a counterpart or joinder to the Amended and Restated Agreement of Exempted Limited Partnership of Topco, dated November 5, 2021 (as amended, restated, supplemented or otherwise modified from time to time, including as contemplated by this Agreement, the “Partnership Agreement”) containing (i) the terms set forth on Exhibit A hereto (the “Common Equity Term Sheet”) and, the terms set forth on Exhibit B hereto (the “Preferred Equity Term Sheet”) and such other customary terms and conditions as are not inconsistent in any material respect with the Common Equity Term Sheet and the Preferred Equity Term Sheet (if applicable) (collectively, the “Equity Term Sheets”).

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the parties hereby agree as follows:

1.            Investor Contribution and Sale. On and subject to the terms and conditions set forth herein, Investor, on the Closing Date, but immediately prior to the Effective Time, shall contribute, assign, transfer, convey and deliver to Topco free and clear of any Lien (other than Liens under applicable securities laws), and Topco shall accept and receive, Investor’s Company Rollover Shares in exchange for the issuance by Topco of the Subscribed Topco Units, free and clear of any Liens, except as may exist by reason of this Agreement, under applicable securities laws or the Partnership Agreement or any Liens created by Investor. The issuance of the Subscribed Topco Units to Investor hereunder is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

2.            Contribution Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 4, the Contribution Closing shall occur on the Closing Date immediately prior to the Effective Time. The Contribution Closing shall take place virtually, via the electronic exchange of documents and signature pages or at such other time or place as mutually agreed by the parties.

3.            Failure to Consummate the Closing. In the event that after the Contribution Closing, the Closing fails to occur for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, Topco shall assign, transfer, convey and deliver to Investor the Company Rollover Shares and Investor shall assign, transfer, convey and deliver to Topco the Subscribed Topco Units issued to Investor. In such event, each party shall provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has been made effective.

4.            Conditions to Closing. The consummation of the Investor Topco Contribution and Exchange shall be subject to the satisfaction of the following conditions unless waived in writing by Topco and Investor: either (a) the conditions set forth in Article VII of the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing) shall have been satisfied or waived, or (b) a final, non-appealable and binding order or judgment awarding specific performance shall have been entered by a court of competent jurisdiction to cause Parent to consummate the Closing pursuant to Section 9.8(b) of the Merger Agreement.

5.            Deliveries at the Contribution Closing.

(a)            Deliveries by Topco. At the Contribution Closing, Topco shall:

(i)            issue the Subscribed Topco Units to Investor; and

(ii)           deliver to Investor a counterpart to the Partnership Agreement, duly executed by Topco.

(b)            At or prior to the Contribution Closing, Investor shall deliver to Topco:

(i)            a duly executed counterpart signature page or joinder to the Partnership Agreement; and

(ii)           a properly completed and duly executed Internal Revenue Service Form W-9 or W-8 (and any required underlying documentation), as applicable, and such other documents as Topco may reasonably request and as are required by applicable law to permit it to properly file information returns with the proper authorities and comply with its tax reporting, withholding, and payment obligations.

6.            Deposit of the Company Rollover Shares. Not later than two (2) Business Days prior to the Effective Time, Investor and any agent of Investor holding certificates evidencing any Company Rollover Shares (including without limitation, any broker holding securities in “street name”) shall deliver or cause to be delivered to Topco all certificates representing the Company Rollover Shares in such Persons’ possession, (a) duly endorsed for transfer or (b) with executed stock powers, both reasonably acceptable in form to Topco and sufficient to transfer such shares to Topco, for disposition in accordance with the terms of this Agreement, or if any of the Company Rollover Shares are uncertificated, then Investor shall deliver or cause to be delivered to Topco instructions addressed to the Company or the Company’s transfer agent, as applicable, providing for the transfer of the Company Rollover Shares as provided for in this Agreement (the “Share Documents”). The Share Documents shall be held in escrow by Topco or any agent authorized by Topco until the Contribution Closing.

7.            Partnership Agreement. The parties shall, and shall cause their Affiliates to, negotiate in good faith with each other to enter into an amendment and restatement to the Partnership Agreement that is consistent in all material respects with the terms set forth in the Equity Term Sheets and such other customary terms and conditions as are not inconsistent in any material respect with the Equity Term Sheets.

8.            Representations and Warranties of Investor. Investor hereby represents and warrants to Topco, as of the date of this Agreement and as of the Contribution Closing:

(a)            Organization. Investor is a partnership duly organized and validly existing under the Laws of Delaware and has all requisite business entity power and authority to carry on its business as presently conducted.

(b)           Authority. Investor has the requisite power and authority to execute and deliver this Agreement and the Partnership Agreement (or a joinder thereto) and to consummate the transactions contemplated hereby. The execution and delivery by Investor of this Agreement, the Partnership Agreement, the performance by Investor of its obligations hereunder and the consummation by Investor of the transactions contemplated hereby have been duly and validly authorized by all necessary limited partnership action on the part of Investor, and no limited partnership or other proceedings on the part of Investor or its general partner are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Investor and constitutes a valid, legal and binding agreement of Investor (assuming that this Agreement has been duly and validly authorized, executed and delivered by Topco), enforceable against Investor in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(c)            No Conflicts. None of the execution, delivery or performance by Investor of this Agreement, nor the consummation by Investor of the transactions contemplated hereby, nor compliance by Investor with any of the provisions herein will (a) conflict with or result in any breach of any provision of the governing documents of Investor, (b) require any consent of or other action by any Person, (c) violate any Law or Permit applicable to Investor, or (d) result in the creation of any Lien on the assets of Investor.

(d)            Governmental Authorization; Litigation. No Governmental Authorization is required on the part of Investor (i) in connection with the execution and delivery of this Agreement by Investor; or (ii) the consummation of the transactions contemplated hereby, except (A) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICA; (B) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (C) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws and Foreign Investment Laws; (D) such other Governmental Authorizations the failure of which to obtain would prevent, delay, or adversely affect, in each case, in any material respect, Investor’s performance of any of its obligations under this Agreement or the consummation of the transactions contemplated hereby; or (E) as set forth on Schedule 8(d). There are no Legal Proceedings pending or, to Investor’s knowledge, threatened in writing against Investor at law or in equity before any Governmental Authority which would prevent, delay, or adversely affect, in each case, in any material respect, Investor’s performance of any of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

(e)            Investment Characteristics; Risk; Liquidity; Registration. Investor understands that (i) an investment in the Subscribed Topco Units is a speculative investment that involves a high degree of risk, and that Investor may lose the entire amount of its investment, (ii) the Subscribed Topco Units are illiquid, and Investor must, and can, bear the economic risk of an investment in the Subscribed Topco Units for an indefinite period of time unless and until the Subscribed Topco Units are subsequently registered under the Securities Act, an exemption from such registration is available or the Subscribed Topco Units are transferred in accordance with the Partnership Agreement, (iii) there is no existing public or other market for the Subscribed Topco Units, and there can be no assurance as to when, or whether, any such market will develop, or that Investor will be able to sell or dispose of the Subscribed Topco Units, (iv) the Subscribed Topco Units have not been registered under the Securities Act or under the securities laws of any other jurisdiction, and except as contemplated by the Common Equity Term Sheet, Topco is under no obligation to, and currently does not intend to, register or qualify the Subscribed Topco Units for resale by Investor or assist Investor in complying with any exemption under the Securities Act or the securities laws of any other jurisdiction, (v) an offer or sale of the Subscribed Topco Units by Investor in the absence of registration under the Securities Act will require the availability of an exemption thereunder, and (vi) a notation shall be made in the appropriate records of Topco indicating that the Subscribed Topco Units are subject to restrictions on transfer.

(f)            Additional Investment Representations and Covenants.

(i)            Investor is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act. No events described in Securities and Exchange Commission Rule 506(d)(1)(i)-(viii) of Regulation D of the Securities Act (each, a “Disqualifying Event”) have occurred with respect to Investor. Investor covenants and agrees to notify Topco as soon as practicable in the event that a Disqualifying Event occurs or any other event occurs that would cause the representations set forth in this Section 8(f)(i) to be inaccurate.

(ii)           Investor’s financial situation is such that Investor has adequate means for providing for Investor’s needs and contingencies, and can afford to suffer a complete loss of Investor’s investment in the Subscribed Topco Units.

(iii)          Investor’s knowledge and experience in financial and business matters are such that Investor is capable of evaluating the merits and risks of the investment in the Subscribed Topco Units.

(iv)          Investor understands that after consummation of the Investor Topco Contribution and the Closing, the consolidated total indebtedness of Topco and its Subsidiaries may be significantly greater than the consolidated total funded debt of the Company prior to the Closing Date, and that Topco has other financial commitments which may limit the return available to Investor on its investment.

(v)           Investor acknowledges and agrees that (A) Topco has not provided any advice or recommendation in connection with the Investor Topco Contribution, (B) Topco is not making, and Investor hereby specifically disclaims, any representation, warranty or agreement regarding any pro forma financial information, budgets, estimates, projections, forecasts or other forward looking statements, business plans or any other matter (including the reasonableness of any assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans) with respect to Topco and its Subsidiaries, or any of its or their respective businesses (collectively, “Topco Information”), (C) except for the representations and warranties expressly set forth in this Section 9, neither Topco nor any other Person makes, or has made, any representation or warranty relating to Topco, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement, (D) no Person has been authorized by Topco or any of its Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Topco, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement, and if made, such representation or warranty must not be relied upon by Investor or any of its Affiliates or Representatives as having been authorized by Topco, any of its Subsidiaries or any of their respective Affiliates or Representatives (or any other Person), (E) Topco will not have any responsibility, liability or obligation with respect to any representations, warranties or agreements made by any other Person under or in connection with the Investor Topco Contribution or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any other Person) of any thereof (including, without limitation, any representations and warranties made by the Company in the Merger Agreement), (F) the representations and warranties made by Topco in Section 9 of this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, with respect to Topco and its Subsidiaries in connection with the Investor Topco Contribution and (G) without limiting Topco’s obligations under its governing documents, Topco shall not have any liability or obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Investor or any other Person), whether in contract, tort or otherwise, to Investor, or to any Person claiming through Investor, in respect of the Investor Topco Contribution.

(g)            Investment Purpose; No Resale or Distribution Intent. The Subscribed Topco Units are being acquired solely for Investor’s own account and for investment only. Investor is not acquiring the Subscribed Topco Units with a view to or for the resale, distribution, subdivision or fractionalization thereof and Investor does not have any plans to enter into any contract, undertaking, agreement or arrangement for any such purpose. Investor understands and agrees that Topco shall not have any obligation to recognize the ownership, beneficial or otherwise, of the Subscribed Topco Units by any Person other than Investor, except as set forth in the Partnership Agreement, and that no Subscribed Topco Units shall be transferable except upon the conditions set forth in the Partnership Agreement.

(h)            Investigation; Advice. Investor acknowledges that it has been provided with such information as it deems necessary to evaluate the merits and risks of investing in the Subscribed Topco Units (including, without limitation, financial and other information regarding Topco and its Subsidiaries) and has been afforded the opportunity to ask such questions as it deemed necessary of, and to receive answers from, representatives of Topco concerning the merits and risks of investing in the Subscribed Topco Units, and in making the decision to invest in Topco, Investor has relied solely upon independent investigations made by Investor and the representations and warranties contained in the Merger Agreement and herein. Investor is not relying, and has not relied, on any Topco Information or any other information, representations or warranties concerning Topco or any of its Subsidiaries (or any of their businesses, operations or otherwise) in connection with this Agreement and the transactions contemplated hereby (including the Investor Topco Contribution) other than the representations and warranties expressly set forth in Section 9 of this Agreement. No representations or warranties, oral or otherwise, have been made to Investor or any party acting on Investor’s behalf that are inconsistent with the written materials which have been supplied to Investor by Topco. Investor has consulted, to the extent deemed appropriate by Investor, with Investor’s own advisers as to the financial, tax, legal and related matters concerning an investment in the issued Subscribed Topco Units and on that basis understands the financial, tax, legal and related consequences of an investment in the issued Subscribed Topco Units. Without limiting the foregoing, Investor is not relying on Topco or any of its Affiliates for tax advice with respect to the tax consequences of, and related tax considerations involved in, an investment in the Subscribed Topco Units. Neither Topco nor its Affiliates is guaranteeing or will have any liability to Investor in respect of the tax treatment of the transactions contemplated hereby. For the avoidance of doubt, nothing in this Section 8(h) shall limit the parties’ obligations under Section 18(b).

(i)             No Brokers’ or Finders’ Fees. Investor has not entered into any agreement to pay any brokers’ or finders’ fees to any person with respect to this Agreement or the purchase and sale of the Subscribed Topco Units contemplated hereby.

(j)             Title to Company Rollover Shares. Investor (i) is the sole record and beneficial owner of the Maximum Company Rollover Shares, and will at the Investor Topco Contribution be the sole record and owner of the Investor’s Company Rollover Shares, (ii) has sole voting power, power of disposition and power to issue instructions with respect to the Maximum Company Rollover Shares, and will at the Investor Topco Contribution have sole voting power, power of disposition, and power to issue instructions with respect to the Company Rollover Shares, and (iii) has, and will have at the Investor Topco Contribution good and valid title to Investor’s Company Rollover Shares, free and clear of any Liens (other than Liens arising under applicable securities laws). Upon delivery of the Company Rollover Shares by Investor as contemplated by Section 1 Investor will transfer to Topco, good and valid title to Investor’s Company Rollover Shares free and clear of any Liens (other than Liens arising under applicable securities laws and Liens created by Topco).

(k)            No Certificates. Investor acknowledges and agrees that, as of the Contribution Closing: (i) the Subscribed Topco Units are uncertificated and Investor is not entitled to any certificate representing the Subscribed Topco Units issued upon the consummation of the Exchange, unless and to the extent Topco shall otherwise determine, and (ii) if at any time the “Topco GP” shall determine that the Subscribed Topco Units should be certificated, such certificates will contain such legends as contemplated by the Partnership Agreement.

(l)            Taxes. Investor is treated as a partnership for United States federal and applicable state income tax purposes. To the knowledge of Investor, no Person who owns, directly or indirectly, equity interests in Investor is (A) a “United States shareholder” of the Company within the meaning of Section 951(b) of the Code and would be required to include Subpart F or GILTI income of the Company under Code Section 951 and 951A immediately after the date hereof or (B) will own 5% or more of both the total voting power and the total value of the stock of any Subsidiary of Topco immediately after the date hereof for purposes of Treasury Regulations § 1.367(a)-3(b)(1)(i).

9.            Representations and Warranties of Topco. Except as set forth in the disclosure schedules delivered by Topco to Investor on the date of this Agreement (the “Topco Disclosure Schedules”), Topco hereby represents and warrants to Investor as of the date of this Agreement and the Contribution Closing, as follows. For the avoidance doubt, Topco makes no representation or warranty regarding the Company or any or its Subsidiaries, and any representation and warranty made regarding any Subsidiary(ies) of Topco shall not be deemed to include the Company or any of its Subsidiaries.

(a)            Organization. Topco is an exempted limited partnership, duly registered and validly existing under the Laws of the Cayman Island, and has all requisite business entity power and authority to carry on its business as presently conducted and to own, lease or operate its properties. Topco is duly qualified to transact business and is in good standing in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had since the Prior Acquisition Date (as defined below), and would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect.

(b)            Authority. Topco has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Topco of this Agreement, the performance by Topco of its obligations hereunder and the consummation by Topco of the transactions contemplated hereby have been duly and validly authorized by all necessary limited partnership action on the part of Topco, and no other limited partnership or other proceedings on the part of Topco or the Topco GP are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Topco, and constitutes a valid, legal and binding agreement of Topco (assuming that this Agreement has been duly and validly authorized, executed and delivered by Investor), enforceable against Topco in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(c)            No Conflicts. None of the execution, delivery or performance by Topco of this Agreement, nor the consummation by Topco of the transactions contemplated hereby, nor compliance by Topco with any of the provisions herein will (i) conflict with or result in any breach of any provision of the governing documents of Topco, (ii) require any consent of or other action by any Person, (iii) violate any Law or permit applicable to Topco or by which any of its respective properties or assets are bound, or (iv) result in the creation of any Lien on Topco’s assets.

(d)            Governmental Authorization; Litigation. No Governmental Authorization is required on the part of Topco (i) in connection with the execution and delivery of this Agreement by Topco; or (ii) the consummation of the transactions contemplated hereby, except (A) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICA; (B) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (C) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws and Foreign Investment Laws; (D) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect or prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement; or (E) as set forth on Schedule 9(d) of the Topco Disclosure Schedules. There are no Legal Proceedings (and for the avoidance of doubt, other than any Transaction Litigation brought after the date of this Agreement), pending or, to Topco’s knowledge, threatened in writing, against Topco at law or in equity before any Governmental Authority which would reasonably be expected to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.

(e)            Issuance of and Title to the Subscribed Topco Units. Upon issuance, the Subscribed Topco Units will be duly authorized and validly issued to Investor. Upon issuance of the Subscribed Topco Units to Investor, Investor will acquire good and valid title to such Subscribed Topco Units, free and clear of any Lien except as may exist by reason of this Agreement, applicable securities laws and the Partnership Agreement or any Liens created by Investor. Other than the Partnership Agreement or as contemplated by this Agreement (including the Equity Term Sheets), Topco is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any equity securities of Topco.

(f)            Capitalization. Schedule 9(f)(i) of the Topco Disclosure Schedules sets forth, as of the date hereof, the number of issued and outstanding equity securities of Topco. All such securities are owned by Platinum and current and former employees of the Partnership and its Subsidiaries. The number of and type of securities owned by each of (i) Platinum, (ii) current employees and (iii) former employees, in each case, in the aggregate, is set forth on Schedule 9(f)(i) of the Topco Disclosure Schedules. Immediately following the Contribution Closing, the capitalization of Topco shall be as set forth in the Partnership Agreement and the schedules, exhibits and unit ledger attached thereto. The rights, privileges and preferences of all of the Topco Units are as stated in the Partnership Agreement and as contemplated by the Equity Term Sheets. Except as contemplated by this Agreement and as set forth on Schedule 9(f)(ii) of the Topco Disclosure Schedules, Topco has not issued nor agreed to issue, and there are no outstanding (A) equity or other securities of Topco, (B) securities of Topco convertible into or exchangeable for equity or other securities of Topco, (C) options, warrant, call, subscription or other rights (including any preemptive right), agreement or commitment to acquire from Topco, or obligations of Topco to issue, sell or transfer, or repurchase, redeem or otherwise acquire any equity or other securities or securities convertible into or exchangeable for equity securities of Topco, (D) voting trusts, proxies or similar arrangements or understandings to which Topco is a party or by which Topco is bound with respect to the voting of any units of, or other equity or voting interest in, Topco, (E) stock or equity appreciation, phantom stock or equity, profit participation, interest in the ownership or earnings of Topco or other equity equivalent or equity-based award or right or (F) bond, debenture or other Indebtedness of Topco having the right to vote or convertible or exchangeable for securities having the right to vote. There are no accrued and unpaid dividends with respect to any outstanding equity securities of Topco.

(g)            Topco Financial Statements.

(i)            Topco has provided to Investor true, correct and complete copies of the audited financial statements consisting of the balance sheet of Olympus Water Holdings IV, L.P. (“Olympus Water Holdings IV”) as at September 30, 2022 and the related consolidated statements of operations, comprehensive income (loss), partner’s equity and of cash flows for the year then ended (the “Audited Financial Statements”).

(ii)           The Audited Financial Statements (i) fairly present, in all material respects, the consolidated financial position of Olympus Water Holdings IV as of the date thereof and its consolidated results of operations, partners’ equity and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis during the period involved, except as may be indicated in the notes thereto, and (ii) were derived from the books and records of Olympus Water Holdings IV, which books and records (A) are accurate, complete and correct, (B) represent actual, bona fide transactions, and (C) have been prepared and maintained in accordance with sound business and accounting practices, including the maintenance of adequate internal accounting control, in each case of clauses (A), (B) and (C) in all material respects.

(h)            No Undisclosed Liabilities. Neither Topco nor any of its Subsidiaries has any liabilities whether or not accrued, contingent, absolute, determined, determinable or otherwise, and whether or not required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP other than liabilities (a) to the extent reflected or otherwise reserved against in the Audited Financial Statements; (b) arising pursuant to this Agreement or the Merger Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Financial Statements (none of which relate to breach of Contract, breach of warranty, tort, infringement or violation of or liability or obligation under applicable Law that individually, or in the aggregate, would be material to Topco and its Subsidiaries, taken as a whole), (d) for Taxes, or (e) that have not had, and would not reasonably be expected to have, a Topco Material Adverse Effect.

(i)            Tax Matters. Since the Prior Acquisition Date, except as would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect or as set forth on Schedule 9(h) of the Topco Disclosure Schedules, (i) Topco and each of its Subsidiaries have (A) filed all material Tax Returns required to be filed by any of them and all such Tax Returns are true, accurate and complete in all material respects, (B) paid in full all material Taxes that are required to be paid by them, (ii) no audits or other investigations, proceedings, claims, demands, actions, suits inquiries, assessments, or examinations by any Taxing Authority with respect to Taxes or any Tax Return of Topco or any of its Subsidiaries have been threatened or proposed in writing which audit is not finally resolved, and (iii) neither Topco nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation section 1.6011-4(b)(2).

(j)            Compliance with Laws.

(i)            Topco and each of its Subsidiaries is, and at all times since November 9, 2021 (the “Prior Acquisition Date”) has been, in compliance with all Laws that are applicable to Topco its Subsidiaries or by which any of their properties or assets are bound or effected, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect.

(ii)           Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect, as of the date of this Agreement (A) Topco and its Subsidiaries have all Permits necessary for the lawful conduct of their respective businesses as presently conducted (the “Material Permits”), (B)  each Material Permit is in full force and effect; and (C) Topco and its Subsidiaries are, and since Prior Acquisition Date have been, in compliance with the terms of all Material Permits.

(iii)          Topco makes no representations or warranties in this Section 9(j) with respect to Tax matters, which representations and warranties with respect to Tax matters are exclusively addressed in Section 9(i).

(iv)          Without limiting the foregoing, neither Topco nor its Affiliates are relying on Investor or any of its Affiliates for tax advice with respect to the tax consequences of, and related tax considerations involved in, an issuance of the Subscribed Topco Units. Investor is not guaranteeing and will not have any liability to Topco or its Affiliates in respect of the tax treatment of the transactions contemplated hereby. For the avoidance of doubt, nothing in this Section 9(j)(iv) shall limit the parties’ obligation under Section 18(b).

(k)            Legal Proceedings; Orders.

(i)            No Legal Proceedings. Since the Prior Acquisition Date and through the date of this Agreement (and for the avoidance of doubt, other than any Transaction Litigation brought after the date of this Agreement), except as has not had, and would not reasonably be expect to have, individually or in the aggregate, a Topco Material Adverse Effect, there have not been and there are not currently any Legal Proceedings pending or, to the Knowledge of Topco, threatened in writing against Topco or any of its Subsidiaries or any present or former director or officer of Topco or any of its Subsidiaries in such individual’s capacity as such.

(ii)            No Orders. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Topco Material Adverse Effect, neither Topco nor any of its Subsidiaries is subject to any order, judgment, injunction, rule, decree or award of any kind or nature that would prevent or delay the consummation of the transactions contemplated hereunder or the ability of Topco to fully perform its covenants and obligations pursuant to this Agreement.

(l)             Related Persons Transactions. Except for compensation (including incentive equity arrangements) or other employment arrangements in the ordinary course of business and as set forth on Schedule 9(l) of the Topco Disclosure Schedules, there are no Contracts, transactions, arrangements or understandings between Topco or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any direct or indirect wholly-owned Subsidiary of the Topco, on the other hand.

(m)           No Brokers’ or Finders’ Fees. Other than as set forth on Schedule 9(m) of the Topco Disclosure Schedules, Topco has not entered into any agreement to pay any brokers’ or finders’ fees to any person with respect to this Agreement or the purchase and sale of the Subscribed Topco Units contemplated hereby.

(n)           R&W Insurance. Topco is an Insured (as defined in the applicable RWI Policies) pursuant to each of the buyer-side representations and warranties insurance policies identified on Schedule 9(n) of the Topco Disclosure Schedules (collectively, the “RWI Policies”). All applicable premiums and fees required to be paid pursuant to the RWI Policies have been paid in full and all other conditions to the issuance of each RWI Policy were satisfied in full. Neither Topco nor any of its Affiliates has received notice of, nor to Topco’s knowledge is there threatened, any cancellation, termination or reduction of coverage with respect to any of the RWI Policies.

(o)            Exclusivity of Representations and Warranties.

(i)            Notwithstanding the delivery or disclosure to Investor or any of its Affiliates or Representatives of any documentation or other information (including any financial projections or other supplemental data), except as otherwise expressly set forth in Section 9 of this Agreement, Topco expressly disclaims any representations or warranties of any kind or nature whatsoever, express or implied, including as to the condition, value, quality or prospects of its or its Subsidiaries’ businesses or assets (and that of the Company and its Subsidiaries), and Topco specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to its or its Subsidiaries’ assets (or that of the Company or its Subsidiaries), any part thereof, the workmanship thereof, and the absence of any defects therein, whether latent or patent, it being understood that except as otherwise expressly set forth in Section 9 of this Agreement, such subject assets are being acquired “as is, where is” on the Closing Date, and in their present condition, and Investor shall rely solely on its own examination and investigation thereof and on the representations and warranties expressly set forth in Section 9 of this Agreement.

(ii)           Topco, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 8: (A) neither Investor nor any other Person makes, or has made, any representation or warranty relating to Investor in connection with this Agreement; (B) no Person has been authorized by Investor, any of its Subsidiaries or any of its or its respective Affiliates or Representatives to make any representation or warranty relating to Investor in connection with this Agreement, and if made, such representation or warranty must not be relied upon by Topco or any of their respective Affiliates or Representatives as having been authorized by Investor or any of its Affiliates or Representatives (or any other Person); and (C) the representations and warranties made by Investor in this Agreement are in lieu of and are exclusive of all other representations and warranties and Topco hereby disclaims any other or implied representations or warranties.

(iii)          Topco, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 8, in Article III of the Merger Agreement, and in Section 9(g) of the Tax Indemnity Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on and has not relied on: (A) any representation or warranty, express or implied; (B) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Topco or any of its respective Affiliates or Representatives; or (C) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

10.          Transferability. Investor has not, and hereby covenants and agrees not to, prior to the Exchange (a) transfer or assign this Agreement or any of Investor’s interest in this Agreement (or the right to receive the Subscribed Topco Units or any interest therein), (b) sell, transfer, pledge, encumber or otherwise dispose of any Maximum Company Rollover Shares, any interests therein, or enter into any other agreement to do the foregoing (except any agreement Topco reasonably requests that Investor execute in connection herewith) or (c) other than pursuant to the Voting Agreement, grant any proxies, deposit any Company Shares into a voting trust or enter into any other voting agreement with respect to the Maximum Company Rollover Shares.

11.          Preferred Increase Option.

(a)            In connection with financing the transactions contemplated by the Merger Agreement, Parent intends to obtain common equity financing from third parties through a customary equity co-investment (the “Co-Investment”). To the extent the amount of the Co-Investment as of the Closing, as determined by Topco (acting reasonably), is reasonably expected to be less than $450,000,000 (the “Funding Target”), then Topco, at its election, and in its sole discretion, shall have the right (the “Preferred Increase Option”), upon written notice (the “Preferred Option Notice”) to Investor at least five Business Days prior to the Closing Date, to increase the number of Company Shares that must be contributed by Investor in the Preferred Exchange, subject to the following:

(i)            Any increase in the number of Company Shares that must be contributed by Investor in the Preferred Exchange shall be accompanied by a corresponding increase in the number of Topco Preferred Units to be issued by Topco to Investor in the Preferred Exchange (to be issued to Investor upon the same terms and conditions otherwise set forth herein; provided, however, for the avoidance of doubt, any Additional Topco Preferred Units shall be issued at a price per Topco Preferred Unit of $1,000 per unit).

(ii)           For purposes of determining the number of additional Company Shares that Topco can elect to have Investor contribute in the Preferred Exchange pursuant to the Preferred Increase Option, Topco may only elect to cause Investor to receive from the Preferred Increase Option up to a number of additional Topco Preferred Units having an Aggregate Initial Stated Value that is equal to the difference between the Funding Target and the amount of the Co-Investment reasonably expected to be raised as of the Closing, as determined by Topco (acting reasonably) (the “Additional Topco Preferred Units”); provided that, in no event shall the Additional Topco Preferred Units exceed 100,000 (or $100,000,000 in Aggregate Initial Stated Value) (the “Preferred Increase Option Max”).

(iii)          The Preferred Option Notice shall identify (A) the additional number of Company Shares to be contributed by the Investor in the Preferred Exchange, and (B) the number of Additional Topco Preferred Units to be received by Investor in the Preferred Exchange.

(b)           In the event that Topco exercises the Preferred Increase Option, Schedule II of this Agreement shall automatically be amended (without any further action by Investor) to give effect to Topco’s exercise of the Preferred Increase Option, including by updating (a) the column therein titled Subscribed Topco Preferred Units to be the sum of (i) 437,750 plus (ii) the number of Additional Topco Preferred Units set forth in the Preferred Option Notice, subject to the Preferred Increase Option Max (as updated subject to the terms herein, the “Updated Subscribed Topco Preferred Units”); and (b) the column therein titled “Company Preferred Rollover Shares” to be the sum of (i) the number of Company Preferred Rollover Shares set forth on Schedule II as of the date of this Agreement, plus (ii) a number of Company Shares equal to (A) the number of Additional Topco Preferred Units set forth in the Preferred Option Notice, multiplied by $1,000.00, divided by (B) the Bain Per Share Price.

(c)            For the avoidance of doubt, if Topco exercises the Preferred Increase Option, then all references in this Agreement (unless the context otherwise requires) to the “Company Preferred Rollover Shares,” “Company Rollover Shares,” “Subscribed Topco Preferred Units,” and “Subscribed Topco Units” shall be deemed to reflect the number of Company Preferred Rollover Shares and Subscribed Topco Preferred Units contemplated by Section 11(b).

12.          Intentionally Omitted.

13.          No Survival or Representations and Warranties; Survival of Covenants. Each representation and warranty contained in this Agreement shall expire as of, and shall not survive, the consummation of the Exchange and none of Investor or Topco, or any of their respective affiliates, representatives, stockholders, partners or members shall have any liability whatsoever (whether based on contract, tort or any other theory of law) with respect to any such representation or warranty following the Exchange, except to the extent arising from Fraud. All covenants of each of the parties to this Agreement shall survive the consummation of the Exchange and the consummation of the Closing pursuant to the Merger Agreement.

14.          Merger Agreement. The parties hereto acknowledge and agree that neither party nor any of its officers, directors, employees, agents, representatives or affiliates will have any liability or obligation to the other party solely in such capacity resulting from or arising out of any termination of the Merger Agreement or any failure to complete the Merger or any breach of the Merger Agreement by any party thereto.

15.          Disclosure. Investor hereby (a) consents to and authorizes the publication and disclosure by Topco, Parent, Merger Sub and the Company (including in the Proxy Statement and Schedule 13e-3 or any other publicly filed document relating to the Merger or the transactions contemplated by the Merger Agreement) of (i) Investor’s identity, (ii) Investor’s beneficial ownership of the Company Rollover Shares (including the number of Company Rollover Shares beneficially owned by Investor), and (iii) the nature of Investor’s commitments, arrangements and understandings under this Agreement, and any other information that Topco, Parent, Merger Sub or the Company reasonably determines to be required in any publicly filed document in connection with the Merger or otherwise with respect to the transactions contemplated by the Merger Agreement (provided that Topco will provide, or cause to be provided, to Investor a draft of any document containing such disclosure a reasonable time prior to the publication, disclosure or filing thereof and will consider in good faith any comments provided by Investor or its counsel), and (b) agrees to notify Topco, Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by Investor specifically for use in any such disclosure document as promptly as practicable following Investor’s knowledge of the necessity of any such required correction. During the term of this Agreement, Investor agrees that it will consult with Topco before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein, except as may be required in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G (including any amendments to the foregoing forms and schedules) or other disclosure required by the SEC or other Governmental Authority to be made by Investor in connection with the Merger, provided that to the extent reasonably possible, Investor shall deliver to Topco a copy of each such Form 4, Schedule 13D, Schedule 13G (including any amendments to the foregoing forms and schedules) or other disclosure so required prior to filing the same.

16.           Further Assurances; Other Agreements.

(a)            Investor hereby acknowledges and agrees that, in exchange for the contribution of the Company Rollover Shares, Investor is entitled to receive the Subscribed Topco Units, subject to the terms and conditions described herein. The issuance of the Subscribed Topco Units to Investor in accordance with this Agreement will completely discharge any obligations of Topco and its Affiliates to pay the Merger Consideration otherwise owed with respect to the Company Rollover Shares, other than obligations under the Partnership Agreement.

(b)           Investor hereby covenants that, from time to time after the delivery of this Agreement, upon reasonable request from Topco, Investor will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered such further acts, conveyances, transfers, assignments, powers of attorney and assurances reasonably necessary to effect Topco’s receipt of Company Rollover Shares in accordance with Section 1 hereof. Topco hereby covenants that, from time to time after the delivery of this Agreement, upon reasonable request from Investor, Topco will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered such further acts, conveyances, transfers, assignments, powers of attorney and assurances reasonably necessary to convey, transfer to and vest in Investor, and to put Investor in possession of, any of Subscribed Topco Units in accordance with Section 1 hereof.

17.          Issuing Entity. At the joint election of Topco and Investor, the Preferred Exchange may be structured as a direct contribution of Company Preferred Rollover Shares to a Subsidiary of Topco (including a Subsidiary that is treated as a corporation for U.S. federal income tax purposes) (any such subsidiary, “Issuing Entity”) in exchange for equity interests in such Subsidiary and Topco may assign its obligation to issue the Subscribed Topco Preferred Units to such Issuing Entity. In such case, for purposes of Section 18 hereof, the terms “Preferred Exchange” shall refer to such exchange with an Issuing Entity. In the event that an Issuing Entity is used pursuant to the preceding sentences of this Agreement as a result of the joint election by Topco and the Investor and such assignment is made, (i) if the Issuing Entity is (or will elect to be) classified as a corporation for U.S. federal income tax purposes and the Company Preferred Rollover Shares are exchanged for stock of such Issuing Entity, (A) provisions contained in the Preferred Equity Term Sheet under the caption “Tax Matters” shall not be applicable and the parties shall negotiate in good faith to include tax covenants applicable to an investment in preferred stock in a corporation for U.S. federal income tax purposes and the parties shall cooperate in good faith to determine the tax treatment of the Preferred Units (including treatment under sections 305 and 351(g) of the Code), and (B) the Preferred Exchange shall be structured as a transaction intended to qualify as an exchange described in Section 351 of the Code and (ii) Topco and Investor shall promptly amend and restate this Agreement (including the Schedules and Preferred Equity Term Sheet, if applicable) to reflect such assignment, including if applicable, (A) the changes to the Preferred Equity Term Sheet described in clause (i) above, (B) the designation of the assignee as the Issuing Entity, and (C) any other changes, including changes in the type of security to be issued (including any applicable terms) and document governing such security as may be appropriate or necessary based on the type of entity that the assignee is; provided, that in the case of this clause (C) (but subject to clause (A)), for the avoidance of doubt, other than to reflect the change in issuer type or as a result of such change (including as a result of the issuer being classified as a corporation for U.S. federal income tax purposes), the economics, rights and obligations set forth in the Preferred Equity Term Sheet shall not be changed without the prior written approval of Investor (not to be unreasonably withheld, conditioned, or delayed). Investor and Topco agree to cooperate to effect any amendment and restatement of this Agreement (and the Schedules and Preferred Equity Term Sheet, as applicable) to give effect to any assignment effected by Topco pursuant to this Section 17, if the joint election is made. If, at the sole election of Issuer, a new entity treated as a corporation (“New Corp”) for U.S. federal income taxes is interposed between Topco, on the one hand, and Olympus Water Holdings IV, L.P., on the other hand, then the contribution of any direct or indirect subsidiaries of Topco (including Olympus Water UK Holding Ltd. and Olympus Water US Holding Corp.) to New Corp shall be structured to be treated as an exchange that is intended to be governed by Section 351(a) of the Code. For the avoidance of doubt and notwithstanding anything to the contrary herein, the determination as to whether to interpose such New Corp shall be made by Topco in its sole and absolute discretion.

18.           Certain Tax Matters.

(a)            The parties hereto intend for U.S. federal and applicable state and local income tax purposes that:

(i)            the Common Exchange be governed by Section 721(a) of the Code if such exchange is structured as a direct contribution of Company Common Rollover Shares to (A) Topco in exchange for Subscribed Topco Common Units or (B) an Issuing Entity that is classified as a partnership for U.S. federal income tax purposes in exchange for interests in such entity;

(ii)           the Preferred Exchange be governed by Section 721(a) of the Code if such exchange is structured as a direct contribution of Company Preferred Rollover Shares to (A) Topco in exchange for Subscribed Topco Preferred Topco or (B) an Issuing Entity that is classified as a partnership for U.S. federal income tax purposes in exchange for interests in such entity, provided that, in each case, in the event that such preferred units are redeemed or repurchased within two (2) years after the issuance of such units, the parties shall cooperate in good faith to determine the tax treatment of the Preferred Exchange;

(iii)          (x) the Preferred Exchange and the Common Exchange be governed by (x) Section 351(a) of the Code, if such exchange is structured as a direct contribution of Company Preferred Rollover Shares and Company Common Rollover Shares to an Issuing Entity that is classified as a corporation for U.S. federal income tax purposes in exchange for stock of such Entity and (y) to the extent that shares of such Issuing Entity that are received in the Common Exchange are contributed to Topco (or any Issuing Entity that is classified as a partnership for U.S. federal income tax purposes), that exchange be governed by Section 721(a) of the Code;

(iv)          any contribution of Company Rollover Shares by Topco to a Subsidiary of Topco that is classified as a corporation for tax purposes be treated as (x) a direct contribution of such Company Rollover Shares by the Investor (and solely by the Investor) to such Subsidiary for purposes of Temp. Treas. Reg. § 1.367(a)-1T(c)(3)(i)(A) and Treas. Reg. §§ 1.367(b)-2(k), and (y) an exchange described in Section 351 of the Code in which no gain or loss is recognized (other than with respect to any “5 percent shareholder” of such Subsidiary (within the meaning of United States Treasury Regulation Section 1.367(a)-3(c)(5)(ii))) that does not file a “gain recognition agreement” as described in Treas. Reg. § 1.367(a)-8) (clauses (i) through (iv) collectively, the “Intended Tax Treatment”).

(b)           The parties will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return, or in connection with any Tax audit or examination, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of state or local Law with respect to state or local Law) or other binding settlement on audit, unless otherwise required by a change in law. Each party shall use commercially reasonable efforts to promptly notify the other parties in writing if such party receives written notice from a Taxing Authority to the effect that one or more of the transactions referenced in the Intended Tax Treatment may not qualify for its respective part of the Intended Tax Treatment.

(c)            The Investor shall cooperate with Topco by providing information requested by Topco (including information relating to direct or indirect investors of Investor) in determining the tax treatment of a transfer of interests in Subsidiaries of Topco to a corporation, including a corporation organized under the laws of a jurisdiction outside of the United States.

19.            Termination. This Agreement shall terminate automatically and shall be of no further force and effect in the event the Merger Agreement is validly terminated in accordance with Article VIII thereof; provided that (i) the parties hereto shall give effect to the provisions of Section 3 hereof, and (ii) the parties hereto shall continue to have liability for breaches of this Agreement occurring prior to the termination of this Agreement.

20.           Miscellaneous.

(a)            All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand or (iii) by e-mail transmission, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

If to Investor, then to the address set forth beneath Investor’s name on Schedule I attached hereto, with a copy (which shall not constitute notice) to:

BCPE Diamond Investor, LP

c/o Bain Capital Private Equity, L.P.

200 Clarendon Street

Boston, MA 02116
Attention: Ken Hanau, Ajay Kumar, Bryan Curran
Email: [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Sarkis Jebejian, P.C., Christopher M. Thomas, P.C., Andrew Struckmeyer

Email: [***]

If to Topco, then to:

Olympus Water Holdings I, L.P.
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210
Attn: John Holland, General Counsel
E-mail: [***]

with a copy (which shall not constitute notice) to:

c/o Solenis LLC
2475 Pinnacle Drive
Wilmington, DE 19803
Attn:  Royce Warrick; Mark M. Dugan
E-mail:  [***]

and

Gibson, Dunn & Crutcher LLP
2029 Century Park East Suite 4000
Los Angeles, CA 90067-3026
Attn: Ari B. Lanin
E-mail: [***]

and

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
Attn: Evan M. D’Amico
E-mail: [***]

Any notice received by e-mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other party of a change in its address or e-mail address through a notice given in accordance with this Section 20(a), except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 20(a) will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 20(a).

(b)            This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Investor or Topco in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(c)            Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 20 or in such other manner as may be permitted by applicable Law, and nothing in this Section 20 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Investor and Topco agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(d)            EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(e)            This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as contemplated by Sections 11 and 12, no amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

(f)            Whenever required by the context hereof, the singular shall include the plural, and vice versa. When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(g)            For purposes of this Agreement:

(i)            “Aggregate Initial Stated Value” means the product of (A) the number of Topco Preferred Units, and (B) $1,000.

(ii)           “Fraud” means actual and intentional fraud by a Person with respect to the making of the representations and warranties in this Agreement, provided that at the time such representation or warranty was made (a) such representation or warranty was materially inaccurate, (b) such Person had actual knowledge (and not imputed or constructive knowledge), without any duty of inquiry or investigation, of the material inaccuracy of such representation or warranty, and (c) the other requirements for common law fraud under Delaware Law are satisfied. For the avoidance of doubt, “Fraud” shall not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness.

(iii)          “Permits” means any license, ordinance, authorization, permit, certificate, right, easement, variance, exemption, consent, registration, franchise or approval from any Governmental Authority.

(iv)          a “Topco Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Topco and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no Effects to the extent arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Topco Material Adverse Effect or will be taken into account when determining whether a Topco Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below): (A) changes in general economic conditions, or changes in conditions in the global, international or regional economy generally; (B) changes in conditions in the financial markets, credit markets, or capital markets, including (x) changes in interest rates or credit ratings; (y) changes in exchange rates for the currencies of any country; or (z) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (C) changes in conditions in the industries in which Topco and its Subsidiaries conduct business, including, changes in conditions in the hygiene, infection prevention or cleaning solutions industries generally; (D) changes in regulatory, legislative or political conditions, including any anti-dumping actions, trade policies or disputes, trade wars, tariffs or similar actions; (E) any geopolitical conditions, outbreak of hostilities, acts of war (whether or not declared), sabotage, rebellion or insurrection, acts of espionage, nuclear incidents, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions (including, in each case of clauses (E) and (G), any escalation or general worsening of any such events or occurrences); (F) the geopolitical dispute between the Russian Federation and Ukraine and any evolution or worsening thereof; (G) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural or man-made disasters, weather conditions, and other force majeure events; (H)  epidemics, pandemics or disease outbreaks (including COVID-19) or worsening thereof, or applicable Laws adopted in response thereto, including any COVID-19 Measures; (I) the execution and delivery of this Agreement, the Merger Agreement and other Transaction Documents or the public announcement of any of the foregoing, including, in each case of clauses (I), (J) and (N), the impact thereof on the relationships, contractual or otherwise, of Topco and its Subsidiaries with employees, suppliers, lessors, customers, partners, vendors, regulators, Governmental Authorities, or any other third Person; provided, however, that this clause (I) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation and warranty expressly relates to such Effect; (J) the taking of any action specifically required by, or the failure to take any action specifically prohibited by, this Agreement, the Merger Agreement or other Transaction Documents or any action taken or refrained from being taken, in each case to which the Company or Investor has expressly approved, consented to or requested in writing; (K) changes in GAAP or other accounting standards or in any Laws (or the enforcement or interpretation of any of the foregoing); (L) a change in the price of Topco Common Units, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Topco Material Adverse Effect has occurred), (M) any failure, in and of itself, by Topco and its Subsidiaries to meet (x) any public estimates or expectations of the Topco’s revenue, earnings or other financial performance or results of operations for any period; or (y) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure, in and of themselves, may be taken into consideration when determining whether a Topco Material Adverse Effect has occurred unless such underlying cause is otherwise excluded hereby); (N) the identity of, or any facts or circumstances relating to, the Company, Investor or any Affiliates of any of the foregoing; (O) any Transaction Litigation; and (P) any breach by the Company of the Merger Agreement or Investor of this Agreement or any action taken by the Company, Investor or any of their Affiliates, except, in each case of clauses (A), (B), (C), (D), (E), (F), (G), (H) and (K), to the extent that such Effect has had a disproportionate adverse effect on Topco and its Subsidiaries, taken as a whole, relative to other companies of a similar size operating in the industries in which Topco and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Topco Material Adverse Effect has occurred (and then only to the extent such incremental disproportionate adverse effect is not excluded by the other exceptions in this definition);

(v)           “knowledge,” with respect to Investor, means the actual knowledge of Ken Hanau, Robert Farkas and Ajay Kumar; and

(vi)          “knowledge,” with respect to Topco, means the actual knowledge of Royce Warrick and David Nocek.

(vii)         “Maximum Company Rollover Shares” means 145,725,672 Company Shares, representing the sum of (i) the Company Common Rollover Shares set forth on Schedule I as of the date of this Agreement, plus (ii) the Company Preferred Rollover Shares set forth on Schedule II as of the date of this Agreement, plus (iii) the Maximum Upsize Company Preferred Rollover Shares.

(viii)       “Maximum Upsize Company Preferred Rollover Shares” means 12,755,102 Company Shares, representing the maximum number of additional Company Shares that Topco can elect to have Investor contribute and assign to Topco in the Investor Topco Preferred Contribution pursuant to Section 11.

(ix)          “Platinum” means Platinum Equity Advisors, LLC and/or its Affiliates.

(x)           “Tax Indemnity Agreement” means that certain Tax Indemnity Agreement, dated as of the date hereof, entered into by and among Parent, Merger Sub, the Company, Diversey Holdings I (UK) Limited, a private limited company organized in England and Wales and a wholly owned Subsidiary of the Company, Topco, those shareholders of the Company set forth on the signature page hereto and BCPE Diamond Cayman Holding Limited, a Cayman Islands exempted corporation.

(h)           This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, ..gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(i)             Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, that, the parties expressly agree that the Company shall be, and is intended to be, a third party beneficiary of the covenants and agreements of the parties set forth in this Agreement, which covenants and agreements shall not be amended, modified or waived in any manner which would, individually or in the aggregate, prevent or materially impair or delay, or would reasonably be expected to prevent or materially impair or delay, the Closing on the terms contemplated by the Merger Agreement without the written consent of the Company (which consent shall have been approved by the Special Committee). For the avoidance of doubt, the parties shall be permitted (and Company consent shall not be required) to amend, restate or otherwise modify this Agreement to (a) effectuate an assignment by Topco pursuant to Section 17 of this Agreement or (b) amend Schedule II pursuant to Section 11(b) of this Agreement, in each case so long as such amendment, restatement or other modification of this Agreement would not, individually or in the aggregate, prevent or materially impair or delay, or would not reasonably be expected to prevent or materially impair or delay, the Closing on the terms contemplated by the Merger Agreement.

(j)             Subject to Section 17 of this Agreement, no party to this Agreement may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other party.

(k)            Each of Topco and Investor agree that the remedies at law for a breach of this Agreement would be inadequate and that Topco or Investor, as applicable, shall be entitled to specific performance and injunctive relief to enforce this Agreement and prevent any violation hereof (and shall have all other rights and remedies at law or equity as may be available). Each of Investor and Topco hereby waive any objection to the imposition of such relief and remedies.

(l)             Each of Topco and Investor acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

TOPCO:

Olympus Water Holdings I, L.P.

By: Olympus Water Holdings Limited, its general partner

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Its:	Director

INVESTOR:

BCPE Diamond Investor, LP

By: BCPE Diamond GP, LLC
its general partner
By: Bain Capital Fund XI, L.P.
its managing member
By: Bain Capital Partners XI, L.P
its general partner
By: Bain Capital Investors, LLC
its general partner

By:	/s/ Kenneth Hanau
Name:	Kenneth Hanau
Its:	Partner

SCHEDULE I

INVESTOR TOPCO COMMON CONTRIBUTION

Investor	Company Common Rollover Shares	Subscribed Topco Common Units	Agreed Upon Value Per Subscribed Topco Common Units
BCPE Diamond Investor, LP 200 Clarendon Street Boston, MA 02116	78,761,387	30,761,913	$20.07

SCHEDULE II

INVESTOR TOPCO PREFERRED CONTRIBUTION

Investor	Company Preferred Rollover Shares		Subscribed Topco Preferred Units		Per Subscribed Topco Preferred Unit Purchase Price
BCPE Diamond Investor, LP 200 Clarendon Street Boston, MA 02116	54,209,184	[1]	437,750	[2]	$970.87	[3]

1 Subject to adjustment pursuant to the terms of Section 11 of this Agreement.

2 Subject to adjustment pursuant to the terms of Section 11 of this Agreement.

3 Subject to adjustment pursuant to the terms of Section 11 of this Agreement.